Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders of
Pediatrix Medical Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-07057, 333-07061, 333-07059 and 333-77779)
of Pediatrix Medical Group, Inc. of our report dated February 1, 2000 on our audits of the consolidated financial statements and financial statement schedule of Pediatrix Medical Group, Inc. at December 31, 1999 and for the year ended December 31, 1997 and the year ended December 31, 1999, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 23, 2000